Pages where confidential treatment has been requested are stamped “Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission,” and places where information has been redacted have been marked with (***).

Exhibit 10.25CD

EIGHTY-NINTH AMENDMENT

TO

AMENDED AND RESTATED

CSG MASTER SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT

BETWEEN

CSG SYSTEMS, INC.

AND

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC

This Eighty-ninth Amendment (the “Amendment”) is made by and between CSG Systems, Inc., a Delaware corporation (“CSG”), and Charter Communications Holding Company, LLC, a Delaware limited liability company (“Customer”).  CSG and Customer entered into that certain Amended and Restated CSG Master Subscriber Management System Agreement dated February 9, 2009, as amended (the “Agreement”), and now desire to further amend the Agreement in accordance with the terms and conditions set forth in this Amendment.  If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control.  Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment shall have the meaning set forth in the Agreement.  Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment.  Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG and Customer agree as follows:

1.    CSG and Customer, pursuant to good faith negotiation and discovery related to Customer's acquisition of the rights and obligations to Time Warner Cable, Inc. (“TWC”), agree to the following:

CSG and Customer acknowledge and agree that CSG provides Products and Services pursuant to a CSG Master Subscriber Management Systems Agreement (CSG document no. 1926320), as amended, entered into by CSG Systems, Inc. and TWC (hereinafter the “TWC Agreement).  CSG and Customer agree the Connected Subscribers (as defined in the TWC Agreement) will be used to determine the applicable Basic Services Charge ("BSC") under this Agreement.  As a matter of clarification, the TWC Connected Subscribers will be used for the purpose of determining the combined total number of Connected Subscribers that CSG supports under both the Agreement and the TWC Agreement (collectively, for purposes of this Amendment, the "Agreements") for the limited purpose of determining the rate within the tiered pricing table of the BSC for Non-Rated Video and Non-Rated High-Speed Data and Residential Voice Services (per Connected Subscriber) as set forth in Schedule F, FEES, CSG SERVICES, Section I entitled "Processing," subsection a.i entitled "Basic Services Charge," that will be applied for invoicing for the provision of Processing Services for the Connected Subscribers.  Unless otherwise agreed by Customer and CSG pursuant to a duly executed amendment to this Agreement, the foregoing shall only apply for the period commencing ****** *, ****, and continuing through ******** **, ****.

THIS AMENDMENT is executed on the days and year last signed below to be effective as of the date last signed below (the "Effective Date").

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC (“CUSTOMER”) By: Charter Communications, Inc., its Manager	CSG SYSTEMS, INC. (“CSG”)
By: /s/ Mike Ciszek	By: /s/ Gregory L. Cannon
Title: SVP, Billing Strat & Opns	Title: SVP, Secretary & General Counsel
Name: Mike Ciszek	Name: Gregory L. Cannon
Date: 7/15/16	Date: 7/19/16